AMENDMENT NO. 2 TO
                 KANSAS CITY SOUTHERN INDUSTRIES, INC.
                            EXECUTIVE PLAN
                (as restated effective January 1, 1992)


Sections 1.5 and 1.12 of the Executive Plan are amended to provide as follows:

     1.5 "Contributions" shall mean the amount of the annual contribution to a Participant's Account by the Company under this Plan, which shall be the amount by which (a) below exceeds (b) below:

     (a) The amount of the annual contributions (other than elective deferrals) which the Participant would have been entitled to receive under one or more of the Qualified Plans, except that (1) any limitations imposed on such contributions under Section 401(a)(17) or 415 of the Internal Revenue Code shall be disregarded, (2) in computing such amount, the definition of "Compensation" contained in Section 1.4 herein shall be used instead of the definition of "Compensation" contained in such Qualified Plans, if different,
(3) the amount of matching contributions that the Participant would have been entitled to receive under the Kansas City Southern Industries, Inc. 401(k) Plan ("401(k) Plan") shall be deemed to be equal to a percentage of the Participant's Compensation equal to the maximum contribution rate for matching contributions under Section 3.01 of the 401(k) Plan, disregarding the limitations of Sections 3.05, 3.07 and Article XII of the 401(k) Plan, and (4) any eligibility requirements for participation in the Qualified Plans shall be disregarded; and

     (b) The amount of the annual contributions (other than elective deferrals) which the Participant is entitled to receive under the Qualified Plans as limited by Sections 401(a)(17) and 415 of the Internal Revenue Code and any eligibility requirements for participation in the Qualified Plans, and with respect to the 401(k) Plan, treating the Participant as having received the maximum matching contributions available under Section 3.01 of the 401(k) Plan, as if the Participant had made the maximum elective deferrals permitted by Section 402(g) of the Code, disregarding the limitations of Sections 3.05,
3.07 and Article XII of the 401(k) Plan.

     1.12 "Qualified Plans" shall mean the Kansas City Southern Industries, Inc. Profit Sharing Plan, The Employee Stock Ownership Plan, and the Kansas City Southern Industries, Inc. 401(k) Plan.

     IN WITNESS WHEREOF,   this Amendment No. 2 has been duly executed as of
this 23rd day of January, 1997, but effective for all purposes as of January 1, 1996.



                         KANSAS CITY SOUTHERN INDUSTRIES, INC.



                         By              /s/ L.H. Rowland
                            L.H. Rowland, President & Chief Executive Officer